    As Filed with the Securities and Exchange Commission on June ____, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                        INTENSIVA HEALTHCARE CORPORATION
               (Exact name of registrant as specified in charter)



             DELAWARE                                     43-1690769
     (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                Identification Number)

     7733 FORSYTH BOULEVARD, SUITE 800
     ST. LOUIS, MISSOURI                                     63105
     (Address of principal executive offices)             (Zip Code)





                        INTENSIVA HEALTHCARE CORPORATION
                               STOCK OPTION PLAN
                           (Full titles of the plans)

                            ------------------------

                           DAVID W. CROSS, PRESIDENT
                        INTENSIVA HEALTHCARE CORPORATION
                       7733 FORSYTH BOULEVARD, SUITE 800
                           ST. LOUIS, MISSOURI  63105
                    (Name and address of agent for service)

                                 (314) 725-0112
         (Telephone number, including area code, of agent for service)

                            ------------------------


                                   Copies to:
                                LARRY K. HARRIS
                            SUELTHAUS & WALSH, P.C.
                       7733 FORSYTH BOULEVARD, 12TH FLOOR
                           ST. LOUIS, MISSOURI  63105
                                 (314) 727-7676



                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Securities to be Registered  Amount to be          Proposed Maximum      Proposed Maximum      Amount of Registration Fee
                                      Registered(1)         Offering Price Per    Aggregate Offering
                                                            Share(1)              Price(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value               785,400         $7.9375               $6,234,112.50          $2,011
==================================================================================================================================

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $ per share, being the average of the average of the high and low prices per share reported on the Nasdaq Stock Market National Market System on June 17, 1997.

     PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by Intensiva HealthCare Corporation (the "COMPANY") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

       (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

       (ii) The description of the Company's Common Stock $0.001 par value per share, set forth in the Company's Registration Statement on Form S-1 (Reg. No. 333-08899), filed with the SEC on July 25, 1996, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Intensiva HealthCare Corporation Stock Option Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 4.  Description of Securities.  See Item 3(ii) above.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Third Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The Securities and Exchange Commission (the "COMMISSION") has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         In addition, the Certificate of Incorporation and the Amended and Restated By-laws (the "BY-LAWS") provide for mandatory indemnification rights, subject to limited exceptions, for any director or officer of the

Registration Statement on Form S-8                                      Page 2

Company who by reason of the fact that he or she is a director or officer of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of General Corporation Law of the State of Delaware. The Company may from time to time agree to provide similar indemnifications to certain employees and other agents.

     The Company also maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.  Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference, as indicated below:

      4.1 The Company's Third Amended and Restated Certificate of Incorporation was previously filed as Exhibit 3(i).1 to the Company's Form 10-Q for the quarter ended September 30, 1996 and is incorporated herein by this reference.

      4.2 The Company's Amended and Restated By-Laws were previously filed as Exhibit 3(ii).2 to the Company's Registration Statement on Form S-1 (Reg. No. 333-08899), filed on July 25, 1996, and is incorporated herein by this reference.

      4.3  The Company's specimen Certificate of Shares of Common Stock,
           $0.001 par value, of the Company was previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-08899) and is incorporated herein by this reference.

      4.4 The Intensiva HealthCare Corporation Stock Option Plan is filed herewith.

      5.1  Opinion of Suelthaus & Walsh, P.C. is filed herewith.

     24.1  Consent of Suelthaus & Walsh, P.C. (included in Exhibit 5.1).

     24.2  Consent of KPMG Peat Marwick LLP is filed herewith.

     25    Power of Attorney (included on Signature Page hereto).



Item 9.  Undertakings.

     (a) The registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

Registration Statement on Form S-8                                      Page 3

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                *      *      *






Registration Statement on Form S-8                                      Page 4

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on June __, 1997.

                                             INTENSIVA HEALTHCARE CORPORATION



                                             By /s/ David W. Cross
                                               ------------------------------
                                               David W. Cross
                                               President and Chief Executive
                                               Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Intensiva HealthCare Corporation, hereby severally and individually constitute and appoint David W. Cross and John P. Keefe, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



            Signature                  Title                    Date
      ---------------------------  -----------------------  -------------

      /s/ David W. Cross           President, Chief         June 2, 1997
      ---------------------------
      David W. Cross               Executive Officer,
      Principal Executive Officer  and Director


      /s/ John P. Keefe            Chief Financial Officer  June 11, 1997
      ---------------------------
      John P. Keefe
      Principal Financial and
      Accounting Officer


      /s/ Jeffrey J. Collinson     Director                 June 2, 1997
      ---------------------------
      Jeffrey J. Collinson




      /s/ Wilfred E. Jaeger        Director                 June 2, 1997
      ---------------------------
      Wilfred E. Jaeger, M.D.


Registration Statement on Form S-8                                      Page 5

            Signature                  Title                    Date
      ---------------------------  -----------------------  -------------
                                   Director                   June __, 1997
       ------------------------
       James B. Tananbaum, M.D.



       /s/ David L. Steffy         Director                   June 2, 1997
       ------------------------
       David L. Steffy



                                   Director                   June __, 1997
       ------------------------
       Philip M. Nudelman, Ph.D.





Registration Statement on Form S-8                              Page 6

                                 EXHIBIT INDEX

Exhibit No.                                                             Page
-----------                                                             ----
4.1     The Company's Third Amended and Restated Certificate of Incorporation
        was previously filed as Exhibit 3(i).1 to the Company's Form 10-Q for the quarter ended September 30, 1996 and is incorporated herein by this reference.

4.2     The Company's Amended and Restated By-Laws were previously filed as
        Exhibit 3(ii).2 to the Company's Registration Statement on Form S-1
        (Reg. No. 333-08899), filed on July 25, 1996, and is incorporated herein by this reference.

4.3 The Company's specimen Certificate of Shares of Common Stock, $0.001 par value, of the Company was previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-08899) and is incorporated herein by this reference.


4.4 The Intensiva HealthCare Corporation Stock Option Plan is filed herewith.

5.1     Opinion of Suelthaus & Walsh, P.C. is filed herewith.

24.1    Consent of Suelthaus & Walsh, P.C. (included in Exhibit 5.1).

24.2    Consent of KPMG Peat Marwick LLP is filed herewith.

25      Power of Attorney (included on Signature Page hereto).









Registration Statement on Form S-8                                      Page 7